UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2008

General Moly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32986	91-0232000
(Commission File Number)	(IRS Employer Identification No.)

1726 Cole Blvd., Suite 115, Lakewood, CO	80401
(Address of Principal Executive Offices)	(Zip Code)

(303) 928-8599
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Contribution Agreement

On February 18, 2008, General Moly, Inc. (the “Company”) entered into a Contribution Agreement (the “Contribution Agreement”) with Nevada Moly, LLC, a wholly-owned subsidiary of the Company (“Nevada Moly”), Eureka Moly, LLC, a subsidiary of the Company (“Eureka Moly”), and POS-Minerals Corporation, an affiliate of POSCO (“POS-Minerals”), pursuant to the Company’s previously announced Letter of Intent with POSCO. Among other things, the Contribution Agreement provides for:

•	General Moly to transfer its membership interest in Eureka Moly to Nevada Moly;

•	POS-Minerals to contribute $50 million to Eureka Moly (the “First Contribution Installment”); and

•	Eureka Moly to issue a 20% membership interest in Eureka Moly to POS-Minerals.

In connection with the Contribution Agreement, the Company contributed, effective as of January 1, 2008, all of the Company’s interest in the assets related to the Mount Hope molybdenum project (the “Mount Hope Project”), including the Company’s lease of the Mount Hope property, to Eureka Moly, which, at the effective time of the contribution, was a wholly-owned subsidiary of the Company.

Amended and Restated Limited Liability Company Agreement of Eureka Moly, LLC

On February 18, 2008, Nevada Moly and POS-Minerals entered into an Amended and Restated Limited Liability Company Agreement of Eureka Moly, LLC (the “LLC Agreement”), pursuant to the Company’s previously announced Letter of Intent with POSCO. Among other things, the LLC Agreement:

•
Provides for POS-Minerals to make three contributions to Eureka Moly in a total aggregate amount of up to $170 million and scheduled to be delivered as follows: the First Contribution Installment by February 29, 2008; $50 million by July 1, 2008; and $70 million within 15 days after Eureka Moly obtains all material permits required for the Mount Hope Project (the “Third Contribution Installment Date”);

•
Provides for POS-Minerals to make, on the Third Contribution Installment Date, additional capital contributions to pay for project capital and operating expenses from January 1, 2008 through the Third Contribution Installment Date in proportion to POS-Minerals’ percentage interest in Eureka Moly;

•
Provides for POS-Minerals and Nevada Moly, following the Third Contribution Installment Date and subject to certain exceptions, to make additional capital contributions for ongoing capital and operating costs in proportion to each of their respective percentage interest in Eureka Moly;

•	Grants POS-Minerals the right to receive a percentage of the production from the Mount Hope Project equal to POS-Minerals’ percentage interest in Eureka Moly; and

•	Establishes Nevada Moly’s initial membership interest in Eureka Moly at 80% and Pos-Minerals’ initial membership interest in Eureka Moly at 20%.

In the event Eureka Moly does not receive the First Contribution Installment by February 29, 2008, the Contribution Agreement and LLC Agreement will be deemed void.

Item 7.01	Regulation FD Disclosure

On February 19, 2008, the Company issued a press release (the “Press Release”) announcing the completion of the documentation for the creation of a joint venture with POSCO to operate the Mount Hope Project. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of General Moly, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC. (Registrant)

Date: February 22, 2008	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer